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                                                                    EXHIBIT 99.1

[WINDROSE LOGO]

PRESS RELEASE

Contact:                                        Investors/Media:
Windrose Medical Properties Trust               The Ruth Group
Fred Farrar                                     Stephanie Carrington/Jason Rando
President and COO                               646 536-7017/7025
317 860-8213                                    scarrington@theruthgroup.com
                                                jrando@theruthgroup.com

         WINDROSE MEDICAL PROPERTIES TRUST PRICES PUBLIC EQUITY OFFERING

Indianapolis, Indiana, November 22, 2005 -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, today announced the pricing of its public offering of 3,000,000 common shares of beneficial interest at an offering price of $14.10 per share. The net proceeds of the offering, after placement agent fees and estimated offering expenses, will be approximately $40.7 million. The net proceeds of this offering will be used to fund a portion of the purchase price for the previously announced acquisition of a 22 property portfolio in Arizona, California, Georgia and Florida. The acquisition of 12 of the properties has closed and the closings for the remaining 10 properties are expected to be completed in the fourth quarter of 2005, subject to lender approvals and customary closing conditions.

Cohen & Steers Capital Advisors, LLC and Robert W. Baird & Co. Incorporated acted as placement agents for this offering. The closing of the offering is expected to occur on November 28, 2005 and is subject to customary closing conditions.

A copy of the prospectus supplement relating to the offering may be obtained by contacting Cohen & Steers Capital Advisors, LLC, 757 Third Avenue, 21st Floor, New York, New York 10017 or Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, 53201.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or offer to buy these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Windrose is a self-managed real estate investment trust, or REIT, based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed in March 2002 to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment and diagnostic facilities, physician group practice clinics, ambulatory surgery centers and specialty hospitals and treatment centers.

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FORWARD-LOOKING STATEMENTS SAFE HARBOR

Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts, statements concerning the completion of the offering and the acquisitions of the 22 properties. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include failure to complete acquisitions or developments, ability to raise additional capital, financial performance and condition of our tenants, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.